UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2012
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01 Regulation FD Disclosure

At a conference in Chicago, Illinois on August 28, 2012, Thomas Barth, Vice President, Investor Relations of Progress Software Corporation (the “Company”), presented information concerning the Company.  A transcript of this presentation is furnished as Exhibit 99.1 to this report.

During the conference, Mr. Barth made statements regarding the Company's previously announced divestiture program. Mr. Barth referenced valuation metrics that were derived from third party analyst reports and do not represent the Company's views.

The Company remains committed to executing on the divestiture program to maximize shareholder value.  The Company's execution of the divestiture program is a fluid process, and it is not currently possible to predict either the amount that the Company will realize upon the sale of the product lines to be divested, or the timing of any such divestitures.  The Company does not intend to make any statements regarding specific divestitures until such time as it enters into a definitive agreement with a third party or parties in connection with any such transactions.

Note Regarding Forward-Looking Statements

The information contained in this Current Report contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the Company's strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; acquisitions; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of the Company's business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) the Company's ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of the Company's strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, ISVs, other channel partners, vendors and other business partners; (4) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (5) the Company's ability to complete the proposed product divestitures in a timely manner, at favorable prices or at all; (6) the Company's ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (7) the continuing weakness in the U.S. and international economies, which could result in fewer sales of the Company's products and/or delays in the implementation of the Company's strategic plan and may otherwise harm the Company's business; (8) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (9) the receipt and shipment of new orders; (10) the Company's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (11) the timely release of enhancements to the Company's products and customer acceptance of new products; (12) the positioning of the Company's products in its existing and new markets; (13) variations in the demand for professional services and technical support; (14) the Company's ability to penetrate international markets and manage its international operations; and (15) changes in exchange rates. For further information regarding risks and uncertainties associated with the Company's business, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2012. The Company undertakes no obligation to update any forward-looking statements, which speak only as of the date of this Current Report.

9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Transcript from Conference held on August 28, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 31, 2012	Progress Software Corporation

		By:	/s/ Melissa Cruz
Melissa Cruz
Senior Vice President, Finance and Administration and Chief Financial Officer